Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding Fidelity Real Estate Investment Portfolio of Fidelity Devonshire Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 111 to the Trust's Registration Statement on Form N-1A (File Nos. 002-24389 and 811-01352) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 106 to the Registration Statement.

/s/Shearman&Sterling LLP

Shearman & Sterling LLP

New York, NY

September 28, 2005